Exhibit 10.13

Hadasit Medical Research Services & Development Ltd,
Jerusalem BioPark, Hadassah Ein Kerem. Jerusalem 91120, Israel

Re: Agreement for the Rendering of Services Environment

1.
The Services: Silenseed Ltd. (hereinafter “the Company”) hereby requests that the following laboratory services be performed via Hadasit: Use of equipment and space at Prof. Eithan Galun's laboratory (the “Environment”) for the developing and testing of a LODER based siRNA local gene therapy treatment for cancer proprietary to the Company, where the environment map is provided in Exhibit A attached hereto.

2.	Time Schedule: The Services are to be performed in accordance with the following time schedule Start on: Oct 1st, 2010.
Complete on: December 31, 2014, subject to extension as detailed in Section 12(a) below (the “Service Period”).

3.
The Performance: The Services will be performed by up to 7 designated Company employees, including the Company CEO Dr. Amotz Shemi (“Company's Personnel”) simultaneously at the Environment. Increase in the number of Company’s Personnel must be consented in writing by the Parties hereto.

New Company’s Personnel introduced to the Environment will be subjected to the security procedures of the Hadassah. For the avoidance of doubt, usage of the space in the Environment is as described in Exhibit A attached hereto.  Upon termination of employment of a Company employee for whatever reason, the Environment space made available to be used by another/new Company employee requires the approval of Prof. Eithan Galun, which approval shall not be unreasonably withheld. For the avoidance of doubt, the right of usage of such space of the Environment is not automatically granted to the Company, but approval shall not be unreasonably withheld.

4.
The Environment will be under the control of the Hadassah and Prof. Eithan Galun or such other qualified person as determined and appointed from time to time by Hadasit (“Prof. Galun”). The Environment is being provided to the Company on an “as is” basis, with no representations, warranties and/or liability for the appropriateness, usefulness and/or fitness of the Environment for any particular use or purpose.

5.
The Consideration: In consideration for provision of the Services and the Scientific Report, the Company shall be obligated to pay Hadasit the following sums inclusive of overhead plus the applicable Value Added Tax (the “Service Fee”). The Company shall pay the Service Fee, on the following dates:

i.	NIS 55,815.29 immediately upon signature of this Agreement for the work performed during the period from Oct 1st, 2010 and until Dec 31, 2012.

ii.	NIS 40,000 for the work performed during the period from January 1st, 2013 and until Dec 31, 2013 - this sum has already been paid.

iii.	NIS 20,000 on April 1st, 2014.

iv.	NIS 10,000 on July 1st, 2014.

v.	NIS 10,000 on October 1st, 2014.

Payment shall be made upon the presentation of invoice. In the event that the Company fails to pay an invoiced amount in a timely manner, Hadasit shall be entitled to charge the Company an additional fee equal to an annual interest rate of Prime plus 2% of such amount, together with any exchange rate differences.

6.	Intellectual Property:

All work products and data generated from the provision of the Services and any intellectual property rights related thereto, are and shall be owned by the Company (the “Company Data”).

Subject to the above Intellectual property that either party develops independently of the Services and without reliance on the other party's confidential information or proprietary information shall be such party’s exclusive property and will not affected by this Agreement

7.
Use of Names: The Company shall not make any use of any kind of the name of Prof. Galun and/or Hadasit without the prior written consent of Hadasit and Prof. Galun, which shall not be unreasonably withheld.

8.
Relationship of the Parties: The Company does not stand in a relationship of employer- employee with the Researcher or with Hadasit. The relationship of the Company, on one hand, and the Prof. Galun and Hadasit, on the other hand, shall be that of requester — independent contractor.

9.
Dispute Resolution: In all cases in which a dispute shall arise between the Company and Hadasit regarding the Services, a single arbitrator shall be chosen with the agreement of both sides and shall be called upon to decide, and if such an agreement is not achieved, an arbitrator shall be appointed at the request of either party by the President of the Bar Association, Jerusalem branch.

10.
Authorized Signatories: Signature by an authorized representative of Hadasit on this Agreement shall constitute Hadasit’s approval and agreement to all that is written herein. The Company warrants that the person signing this agreement is authorized to bind the Company.

11.	Liability and Indemnification:

a.
Hadasit, its ultimate parents, affiliates, officers, directors, employees, agents and contractors (the “Indemnitees”), shall not be liable for any and all claims, actions, demands, losses, damages, costs and expenses (including without limitation legal fees) made or brought by third parties arising from or in connection with this Agreement or the use of the Company Data.

b.
Notwithstanding any other provision of this Agreement, in the event the Indemnitees should suffer any damages, claim, demand, liability, loss or cost or expense (including, without limitation attorney fees and court costs) as aforesaid in sub-section (a) above or shall be obligated to pay third parties any amount as compensation for any damages, demand, claim, liability, loss, cost or expense as aforesaid, the Company shall indemnify the Indemnitees and hold them harmless from and against any and all such damages, claim, demand, liability, cost, loss or expense (including reasonable legal and expert fees), provided, however, that (i) Hadasit promptly notifies Company, in writing, of any such claim for which it seeks indemnification and (ii) Company, in coordination with Hadasit, shall have sole control of the claim, its defense and all negotiations for its settlement or compromise, using counsel of its choice, subject to the safeguarding of Hadasit’s interests.

c.
The Company shall be liable for any damage that is caused by the Company’s Personnel to the equipment provided for its exclusive use by Hadasit, other than normal “wear and tear”. Without derogating from the generality of the aforementioned, the Company shall be solely liable for the maintenance and cleansing of its own equipment to be brought to the LAB.

d.
WITHOUT DEROGATING FROM ANY OTHER LIABILITY LIMITATIONS EXPRESSLY AFFORDED INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION LOST REVENUES OR LOST PROFITS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT), TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN WARNED IN ADVANCE OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

12.	Termination:

(a)
Unless terminated earlier in accordance with the provisions of this Agreement, the term of this Agreement shall be the Service Period (the “Initial Term”). However, the Initial Term shall be extended automatically for one (1) additional year, unless either one of the Parties notifies the other Party in writing, that it does not wish to extend the Initial Term, and provided such notice shall be delivered to the other Party at least three (3) months prior to the conclusion of the Initial Term.

(b)
Each party shall be entitled to terminate this Agreement in the event of a breach by the other party of its obligations under this Agreement, including, but not limited to, the Company’s timely payment of the Service Fee, which is not remedied by the breaching party within 30 days of receipt of written notice from the non-breaching party.

(c)
If the Agreement is terminated prior to the end of the Service Period, all amounts paid by the Company under this Agreement up to the date of termination shall be considered as non-refundable. The Company shall pay Hadasit the timely Service Fee so long as this Agreement is not terminated unless the Company gave Hadasit a 30 (thirty) days written notice and has completely evacuated HMO’s premises (including storage of materials or has any belongings or equipment) and ceased to work in the Environment. Failure to pay the Service Fee or delay in payment that exceeds ten (10) working days shall be automatically construed as a notice of termination under sub-section (b) above.

(d)	Sections 5, 6, 7, 8, 9, 11, 12 and 13 shall survive termination of this Agreement.

13.	Confidentiality:

a.
As used herein “Confidential Information” shall mean any and all data and information, not made available to the general public, oral or written, related to either party's past or present, research, development or business activities disclosed by one party (the “Disclosing Party”) to the other party (the “Receiving Party”). The Test, the Services and the Company Data, shall be deemed and considered for any and all purposes the Confidential Information of the Company. Subject to the above, any and all information, materials and substances that the Company and/or any of its employees and/or any other entity acting on Company’s behalf come in contact with by virtue of their presence at the University shall be deemed and considered for any and all purposes the Confidential Information of Hadasit.

b.
The Receiving Party agrees to hold the Confidential Information of the Disclosing Party in confidence and not to make any use of it, other than necessary for the performance of this agreement. The Receiving Party further agrees not to disclose the Confidential Information of any Disclosing Party to anyone other than to the Receiving Party’s employees or other representatives with a reasonable need to know, all of whom shall be subject to confidentiality undertakings with respect to such Confidential Information at least as restrictive as set forth herein, provided that the Receiving Party shall remain fully responsible and liable for any breach of the confidentiality obligations under this Agreement by any of such employees.

c.
The Obligations of the parties under this Section 13 shall not apply to any Confidential Information which (i) is or becomes the public domain, without violation of this Agreement; or (ii) was known by the Receiving Party prior to the disclosure; or (iii) is developed independently by the Receiving Party and written documentation is available to prove that such development was independent as aforesaid; or (iv) is legally transmitted or disclosed to Receiving Party by a third party, legally permitted to execute such disclosure, which owes no obligation to confidentiality to Disclosing Party.

d.
Upon the Disclosing Party’s request, the Receiving Party shall promptly return or destroy (at the Disclosing Party’s election) Confidential Information and any and all copies thereof, at its own expense, and shall certify in writing its compliance with the provisions of this Section to Disclosing Party in accordance with the instructions by Disclosing Party.

e.	The Confidential Information disclosed by Disclosing Party in connection with this Agreement is and shall remain at all times the sole and exclusive property of the Disclosing Party.

f.
The obligations under this Section 13, as they apply to any particular Confidential Information disclosed prior to termination or expiration of this Agreement, shall survive the termination or otherwise expiration of this Agreement until the Receiving Party can document that such information fall into one of the exceptions stated in section C above.

g.
Entire Agreement and Amendments: This Agreement, including all appendices hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understanding of representations, oral or written between the parties hereto regarding such matter, This Agreement may be changed, amended or otherwise modified only by means of a written instrument, executed by both parties.

Silenseed Ltd.

Goldyne Savad Institute of Gene Therapy,
Hadassah Hebrew University Hospital,
Jerusalem 91120, Israel
By:      /s/ Dr. Amotz Shemi
Name: Dr. Amotz Shemi
Title:   ______________
Date: March 25, 2014

Hadasit Medical Research Services & Development Ltd.
Jerusalem BioPark,
Hadassah Ein Kerem, Jerusalem 91120, Israel
By: /s/Hadasit Medical Research
Services Development Ltd.
Name: ______________
Title:   ______________
Date: March 26, 2014

Prof. Galun's Agreement:

I the undersigned, Prof. Eithan Galun, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to fully cooperate with Hadasit in order to ensure its ability to fulfill its obligations hereunder, as said forth herein.

Signature:  /s/ Prof. Eithan Galun
Date: March 26, 2014

Exhibit A
Space designated for Silenseed Ltd. in the Environment

Silenseed Bench
Silenseed Table
Wood

Agreement for Services Environment
Confidential
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